UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2011

MWI VETERINARY SUPPLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Drive, Boise, ID 83705
(Address of principal executive offices)   (Zip Code)

(208) 955-8930
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 31, 2011 (the “Closing”), pursuant to the Asset Purchase Agreement (the “Agreement”) dated September 20, 2011 among MWI Veterinary Supply, Inc., a Delaware corporation ("MWI" or "the Company"), MWI Veterinary Supply Co., an Idaho corporation and wholly owned subsidiary of the Company (“Buyer”) and Micro Beef Technologies, Ltd., a Texas limited partnership (“Micro”), Buyer acquired substantially all of the assets and assumed certain liabilities of Micro.

The assets acquired and the certain liabilities assumed relate to Micro’s business prior to the Closing, specifically (a) the development and implementation of proprietary computerized systems for feed, health, information and production animal management which include individual animal identification and management, food safety assurance, trace back and process verification systems (b) ongoing research and development of such systems, and (c) the distribution and sale of micro feed ingredients, animal health products and dairy sanitation solutions.

The cash purchase price pursuant to the Agreement is $53.4 million, subject to certain working capital and debt adjustments.  In addition, the Company issued 94,359 shares of common stock of the Company, valued at $6.6 million, to Micro as part of the consideration due at Closing.  Of the cash consideration, $6.5 million in cash was deposited into escrow as security for certain indemnification obligations and post-closing adjustments relating to working capital and debt.

The cash portion of the purchase price was funded with borrowings by Buyer under its Credit Agreement dated December 13, 2006, and as amended from time to time, among Buyer, the Company, Memorial Pet Care, Inc. and the lenders party thereto.

Item 7.01.  Regulation FD Disclosure

On October 31, 2011, MWI  issued a press release announcing the Closing.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

 (d)             Exhibits

99.1           MWI Veterinary Supply, Inc. press release dated October 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: October 31, 2011	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Executive Officer